UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 15, 2006
FCB BANCORP
(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation)	333-126401 (Commission File Number)	20-3074387 (I.R.S. Employer Identification No.)
1100 Paseo Camarillo
Camarillo, CA 93010
(Address of Principal Executive Offices)
(805) 484-0534
(Registrant’s Telephone Number)
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement
Agreement and Plan of Merger
     On June 15, 2006, FCB Bancorp (“FCB”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with National Mercantile Bancorp (“NMB”) and First California Financial Group, Inc. (“FCFG”), a new Delaware corporation formed by NMB for the purpose of the transactions described herein. FCB is the parent corporation of First California Bank and NMB is the parent corporation of Mercantile National Bank and South Bay Bank, N.A.
     The Merger Agreement provides for the reincorporation merger of NMB with and into FCFG immediately followed by the merger of FCB with and into FCFG (together, the “Mergers”). The Mergers are intended to qualify as tax-free reorganizations under Section 368(a) of the Internal Revenue Code of 1986, as amended. In addition, the Merger Agreement contemplates that the three banks will be merged into a single bank following the Mergers.
     Subject to the terms and conditions of the Merger Agreement, at the effective time of the applicable Merger:
(i)	each issued and outstanding share of Series B Convertible Perpetual Preferred Stock of NMB (the “NMB Series B Preferred Stock”) will be converted into the right to receive one share of Series A Convertible Perpetual Preferred Stock of FCFG (which is substantially similar to the NMB Series B Preferred Stock);

(ii)	except for shares of common stock owned by dissenting shareholders, each outstanding share of common stock of NMB will be converted into the right to receive one share of FCFG common stock;

(iii)	except for shares of common stock owned by dissenting shareholders, each outstanding share of common stock of FCB will be converted into the right to receive 1.7904 shares of FCFG common stock; and

(iv)	FCFG will assume each outstanding option to purchase either FCB or NMB common stock (all of which outstanding options were granted under the companies’ respective employee stock plans), each of which will be converted into the right to purchase shares of FCFG common stock.
     The effect of the exchange ratios in the Mergers is such that, on a fully-diluted basis (assuming the conversion of the NMB Series B Preferred Stock and exercise of all options to acquire either NMB or FCB common stock outstanding as of the date of the Merger Agreement), at the closing of the transaction contemplated by the Merger Agreement (the “Closing”), the equity holders of NMB as of immediately prior to the Closing will own 50.5% of FCFG and the equity holders of FCB as of immediately prior to the Closing will own 49.5% of FCFG.
     The Boards of Directors of FCB and NMB have approved the Mergers.
     The Merger Agreement provides, and the Amended and Restated Certificate of Incorporation of FCFG will provide, that until after the 2009 annual meeting of FCFG stockholders, the Board of Directors of FCFG will, subject to exception as provided therein, consist of 10 directors, which initially shall consist of five which shall have served as, or immediately prior to the Closing, directors of NMB and five which will have served as, immediately prior to the Closing, directors of FCB. Robert E. Gipson, the Chairman of the Board of NMB, will become the Chairman of the Board of FCFG, and John W. Birchfield, Chairman of the Board of FCB, will become Vice Chairman of the Board of FCFG. John W. Birchfield will also serve as Chairman of the Board of the merged bank.
     The Merger Agreement contemplates that the executive officers of FCFG and the merged bank will include C. G. Kum, President and Chief Executive Officer, Romolo Santarosa, Executive Vice President and Chief Financial Officer, David R. Brown, Executive Vice President and Chief Strategy Officer, Robert W. Bartlett, Executive Vice President and Chief Credit Officer, and Thomas E. Anthony, Executive Vice President, Head of Commercial Banking.
     Consummation of the Mergers is subject to a number of closing conditions, including approval by the shareholders of both NMB and FCB and regulatory approval. The Merger Agreement contains certain termination rights for both NMB and FCB and provides that in certain specified circumstances, one party must pay the other a termination fee of $4,000,000 (generally under specified circumstances in the event that such party’s Board of Directors does not submit approval of the Merger Agreement to its shareholders for approval, changes its recommendation that its shareholders approve the principal terms of the Merger Agreement, or elects to pursue a superior acquisition proposal from a third party).
     FCB has entered into voting agreements (the “Voting Agreements”) with each of the directors of NMB as well as members of the Pohlad family, NMB’s largest shareholder, pursuant to which such persons have agreed to vote all of their shares of NMB common stock (representing a majority of the shares of NMB common stock outstanding as of the date hereof) in favor of the approval of the principal terms of the Merger Agreement and against certain other actions, principally actions that would result in a breach of the Merger Agreement or interfere with the Mergers. Additionally, shareholders holding 40% of the outstanding common stock of FCB entered into substantially similar voting agreements with NMB to vote in favor of the principal terms of the Merger Agreement. The Voting Agreements provide that, if the Mergers are consummated, the shareholders party to the Voting Agreements shall be indemnified against all losses arising out of such agreements.
     A copy of the Merger Agreement and the form of Voting Agreement entered into by FCB are attached hereto as Exhibits 2.1 and 99.1, respectively. The foregoing description of the Merger Agreement and the Voting Agreements is qualified in its entirety by reference to the full text of the Merger Agreement and the Voting Agreements.
     Aside from the transactions contemplated by the Merger Agreement, there is no material relationship between FCB and NMB.
For Additional Information
     This material is not a substitute for the joint proxy statement/prospectus FCFG, NMB and FCB will file with the Securities and Exchange Commission. Investors are urged to read the joint proxy statement/prospectus that will contain important information, including detailed risk factors, when it becomes available. The joint proxy statement/prospectus and other documents which will be filed with the Securities and Exchange Commission will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to FCB Bancorp, 1100 Paseo Camarillo, Camarillo, CA 93010, Attention: Romolo Santarosa.
     FCB and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of FCB and NMB in connection with the proposed merger. Information about the directors and executive officers of FCB is set forth in FCB’s 2005 Annual Report on Form 10-K filed with the SEC on March 31, 2006. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed merger when it becomes available. You may obtain free copies of these documents as described above.
Employment Agreement for C. G. Kum
     Concurrently with execution of the Merger Agreement, FCFG and Mr. Kum entered into an employment agreement that provides that Mr. Kum will serve FCFG as Chief Executive Officer commencing with the Closing. Pursuant to the employment agreement, Mr. Kum will receive an annual base salary of $375,000 (subject to review and increase commencing in 2008) and a bonus based on FCFG’s net earnings, with the total bonus not to exceed 150% of base salary. Additionally, Mr. Kum will be granted an option to purchase 100,000 shares of FCFG common stock on Mr. Kum’s start date with an exercise price equal to the fair market value on the date of grant. Either FCFG or Mr. Kum may terminate his employment at any time with or without “cause” (as defined). If FCFG terminates his employment without cause, Mr. Kum will be entitled to 18 months of health insurance coverage and severance, as follows: (i) if the termination is on or before March 1, 2009, the severance will be twice his then current salary; and (ii) if the termination is after March 1, 2009, the severance will be 50% of his then current salary if at least 70% of the board members vote for such termination; if less than 70% of the Board members vote for termination, the severance will be 150% of his then current salary plus 150% of the average of his bonuses for the two preceding years. If within 18 months following a change in control Mr. Kum’s employment is terminated without cause or he terminates his employment for “good reason” (as defined), Mr. Kum will receive the greater of two times his then current salary or 2.99 times his average salary and bonus over the prior five years, provided that in no event can the payment exceed the golden parachute limitation under Section 280G of the Internal Revenue Code.
     A copy of Mr. Kum’s Employment Agreement is attached hereto as Exhibit 99.2. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text thereof.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 15, 2006, among National Mercantile Bancorp, FCB Bancorp and First California Financial Group, Inc.

99.1	Form of Voting Agreement, dated as of June 15, 2006, between FCB Bancorp and certain shareholders of National Mercantile Bancorp.

99.2	Employment Agreement, dated as of June 15, 2006, between C. G. Kum and First California Financial Group, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2006	FCB BANCORP
	By:	/s/ Romolo Santarosa
Romolo Santarosa
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 15, 2006, among National Mercantile Bancorp, FCB Bancorp, and First California Financial Group, Inc.

99.1	Form of Voting Agreement, dated as of June 15, 2006, between FCB Bancorp and certain shareholders of National Mercantile Bancorp.

99.2	Employment Agreement, dated as of June 15, 2006, between C. G. Kum and First California Financial Group, Inc.